Exhibit 4.1

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                            SF HOLDINGS GROUP, INC.,

                                   as Issuer,



                                       and



                              THE BANK OF NEW YORK,

                                   as Trustee



                            ------------------------

                          FIRST SUPPLEMENTAL INDENTURE

                        Effective as of January 25, 2002

                           --------------------------



             12 3/4% Series A Senior Secured Discount Notes due 2008

                                       and

             12 3/4% Series B Senior Secured Discount Notes due 2008

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

                          FIRST SUPPLEMENTAL INDENTURE


      THIS FIRST SUPPLEMENTAL INDENTURE, effective as of January 25, 2002 (the "First Supplemental Indenture"), is made and entered into by and between SF HOLDINGS GROUP, INC., a Delaware corporation (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee"), under and pursuant to an Indenture dated as of March 12, 1998, by and between the Company and the Trustee (the "Original Indenture"). All capitalized terms used in this First Supplemental Indenture that are defined in the Original Indenture, either directly or by reference therein, have the respective meanings assigned to them therein, except to the extent such terms are otherwise defined in this First Supplemental Indenture or the context clearly requires otherwise.

      WHEREAS, Section 9.02 of the Original Indenture provides, among other things, that, with the consent of the Holders of (a) at least a majority in principal amount at maturity of the Senior Secured Discount Notes then outstanding or (b) with respect to certain matters, at least two-thirds in aggregate principal amount at maturity of the Senior Secured Discount Notes then outstanding, the Company and the Trustee may amend or supplement the Original Indenture and the Collateral Documents and the Senior Secured Discount Notes; and

      WHEREAS, the Company desires to amend and supplement the Original Indenture and the Collateral Documents and the Senior Secured Discount Notes by way of the adoption of the amendments set forth in Article I (relating to the Original Indenture) and Article II (relating to the Senior Secured Discount Notes), respectively, of this First Supplemental Indenture (the "Proposed Amendments"); and

      WHEREAS, the Holders of at least two-thirds in aggregate principal amount at maturity of the Senior Secured Discount Notes outstanding have consented to the Proposed Amendments; and

      WHEREAS, the Board of Directors of the Company has adopted resolutions authorizing and approving the Proposed Amendments, and the Company and the Trustee are executing and delivering this First Supplemental Indenture in order to provide for such amendments;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this First Supplemental Indenture hereby agree as follows:


                                    ARTICLE I

                        AMENDMENTS TO ORIGINAL INDENTURE

      Section 1.01.  Original Indenture--Global Reference Changes.
                     --------------------------------------------

      (a) All references to the term "Series A Senior Secured Discount Note" shall be amended to "Series A Senior Discount Note", and all references to the term "Series A Senior Secured Discount Notes" shall be amended to "Series A Senior Discount Notes".

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      (b) All references to the term "Series B Senior Secured Discount Note"
shall be amended to "Series B Senior Discount Note", and all references to the term "Series B Senior Secured Discount Notes" shall be amended to "Series B Senior Discount Notes".

      (c) All references to the term "Senior Secured Discount Note" shall be amended to "Senior Discount Note", and all references to the term "Senior Secured Discount Notes" shall be amended to "Senior Discount Notes".

      Section 1.02. Section 1.01 of the Original Indenture--Amended Definitions. The following definitions in Section 1.01 of the Original Indenture are hereby amended as follows:

      (a) The definition of "Collateral" is hereby amended in its entirety to read as follows:

                  "Collateral" means the shares of Capital Stock in, and the intercompany notes issued by, Restricted Subsidiaries of the Company that at the time in question are pledged to the Collateral Agent pursuant to the Pledge Agreement (excluding any such shares and intercompany notes that are released from the Pledge Agreement in accordance with this Indenture or the Pledge Agreement).

      (b) The definition of "Collateral Agent" is hereby amended in its entirety to read as follows:

                  "Collateral Agent" means the Trustee, or any other Person
            appointed by the Trustee as a collateral agent hereunder.

      (c) The definition of "Obligations" is hereby amended in its entirety to read as follows:

                  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing the Senior Discount Notes.

      (d) The definition of "Permitted Liens" is hereby amended in its entirety to read as follows:

                  "Permitted Liens" means (i) Liens on Indebtedness of the
            Company's Restricted Subsidiaries that was permitted by the terms of this Indenture to be incurred; (ii) Liens in favor of the Company or any of its Restricted Subsidiaries; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or any Restricted Subsidiary; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, and in

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

            each case covering only the assets acquired, constructed or improved, as the case may be, with the proceeds of such Indebtedness; (vii) Liens existing on the date of this Indenture;
            (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $2.5 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; (x) Liens in favor of the Holders of Senior Discount Notes; and (xi) renewals or refundings of any Liens referred to in clauses (iii) through (x) above provided that any such renewal or refunding does not extend to any assets or secure any Indebtedness not securing or secured by the Liens being renewed or refinanced.

      (e) The definition of "Unrestricted Subsidiary" is hereby amended in its entirety to read as follows:

                  "Unrestricted Subsidiary" means (i) any Subsidiary (other than
            Fonda or Sweetheart or any successor to any of them) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such
            Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt;
            (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the

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

            Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if no Default or Event of Default would be in existence following such designation.

      Section 1.03. Section 1.01 of the Original Indenture--Deleted Definitions. Each of the following defined terms, and each such defined term's definition, is hereby deleted from Section 1.1 of the Original Indenture:

      (a) "Acquired Debt".

      (b) "Asset Sale".

      (c) "Cash Equivalents".

      (d) "CEG".

      (e) "Consolidated Cash Flow".

      (f) "Consolidated Net Income".

      (g) "Consolidated Net Worth".

      (h) "Disqualified Stock".

      (i) "Eligible Institution".

      (j) "Equity Offering".

      (k) "Existing Indebtedness".

      (l) "Fixed Charges".

      (m) "Fixed Charge Coverage Ratio".

      (n) "Four M".

      (o) "Investments".

      (p) "Net Income".

      (q) "Net Proceeds".

      (r) "Offering".

      (s) "Permitted Business".

      (t) "Permitted Investments".

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


      (u) "Permitted Refinancing Indebtedness".

      (v) "Restricted Investment".

      (w) "Subsidiary Debt Instruments".

      (x) "Subsidiary Intercompany Notes".

      (y) "Units".

      (z) "Weighted Average Life to Maturity".

      (aa) "Wholly Owned Restricted Subsidiary".

      Section 1.04. Section 1.02 of the Original Indenture. Section 1.02 of the Original Indenture is hereby amended to read in its entirety as follows:

            SECTION 1.02.  OTHER DEFINITIONS.

                  "Authentication Order" as defined in Section 2.02

                  "Bank" as defined in Section 10.11

                  "Bankruptcy Law" as defined in Section 4.01

                  "Event of Default" as defined in Section 6.01

                  "Legal Defeasance" as defined in Section 8.02

                  "Paying Agent" as defined in Section 2.03

                  "Registrar" as defined in Section 2.03


      Section 1.05. Section 2.06 of the Original Indenture. Section 2.06(g)(iv) of the Original Indenture is hereby amended to read in its entirety as follows:

                        (iv) Pre-Separation Date Legend. Each Senior Discount
            Note issued prior to the Separation Date shall bear the following legend on the face thereof:

            "THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSIST OF $1,000 PRINCIPAL AMOUNT AT MATURITY OF SENIOR DISCOUNT NOTES AND TWO (2) SHARES (THE "SHARES") OF CLASS C COMMON STOCK, PAR VALUE $.001 PER SHARE, OF THE COMPANY. PRIOR TO THE CLOSE OF BUSINESS UPON THE EARLIEST TO OCCUR OF (I) 90 DAYS FROM THE DATE OF THE INDENTURE;
            (II) SUCH EARLIER DATE AS THE INITIAL PURCHASES MAY DETERMINE; AND
            (III) THE OCCURRENCE OF A CHANGE OF CONTROL. THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE SHARES."

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

      Section 1.06. Section 3.01 of the Original Indenture. Section 3.01 of the Original Indenture is hereby amended to read in its entirety as follows:

            SECTION 3.01.  NOTICES TO TRUSTEE.

                  If the Company elects to redeem Senior Discount Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Senior Discount Notes to be redeemed and (iv) the redemption price.

      Section 1.07. Section 3.07 of the Original Indenture. Section 3.07 of the Original Indenture is hereby amended to read in its entirety as follows:

            SECTION 3.07.  OPTIONAL REDEMPTION.

                  (a) The Senior Discount Notes shall not be redeemable at the
            Company's option prior to March 15, 2003. Thereafter, the Senior Discount Notes shall be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:


                  Year                          Percentage
                  ----                          ----------

                  2003                           106.375%
                  2004                           104.250%
                  2005                           102.125%
                  2006 and thereafter            100.000%

                  (b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

      Section 1.08. Section 3.09 of the Original Indenture. Section 3.09 of the Original Indenture is hereby amended to read in its entirety as follows:

            SECTION 3.09.  INTENTIONALLY OMITTED.

      Section 1.09. Section 4.07 of the Original Indenture. Section 4.07 of the Original Indenture is hereby amended to read in its entirety as follows:

            SECTION 4.07.  INTENTIONALLY OMITTED.


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

      Section 1.10. Section 4.08 of the Original Indenture. Section 4.08 of the Original Indenture is hereby amended to read in its entirety as follows:

            SECTION 4.08.  INTENTIONALLY OMITTED.

      Section 1.11. Section 4.09 of the Original Indenture. Section 4.09 of the Original Indenture is hereby amended to read in its entirety as follows:

            SECTION 4.09.  INTENTIONALLY OMITTED.

      Section 1.12. Section 4.10 of the Original Indenture. Section 4.10 of the Original Indenture is hereby amended to read in its entirety as follows:

            SECTION 4.10.  INTENTIONALLY OMITTED.

      Section 1.13. Section 4.11 of the Original Indenture. Section 4.11 of the Original Indenture is hereby amended to read in its entirety as follows:

            SECTION 4.11.  INTENTIONALLY OMITTED.

      Section 1.14. Section 4.12 of the Original Indenture. Section 4.12 of the Original Indenture is hereby amended to read in its entirety as follows:

            SECTION 4.12.  INTENTIONALLY OMITTED.

      Section 1.15. Section 4.13 of the Original Indenture. Section 4.13 of the Original Indenture is hereby amended to read in its entirety as follows:

            SECTION 4.13.  INTENTIONALLY OMITTED.

      Section 1.16. Section 4.15 of the Original Indenture. Section 4.15 of the Original Indenture is hereby amended to read in its entirety as follows:

            SECTION 4.15.  INTENTIONALLY OMITTED.

      Section 1.17. Section 4.16 of the Original Indenture. Section 4.16 of the Original Indenture is hereby amended to read in its entirety as follows:

            SECTION 4.16.  INTENTIONALLY OMITTED.

      Section 1.18. Section 4.17 of the Original Indenture. Section 4.17 of the Original Indenture is hereby amended to read in its entirety as follows:

            SECTION 4.17.  INTENTIONALLY OMITTED.

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

      Section 1.19. Section 4.18 of the Original Indenture. Section 4.18 of the Original Indenture is hereby amended to read in its entirety as follows:

            SECTION 4.18.  INTENTIONALLY OMITTED.

      Section 1.20. Section 5.01 of the Original Indenture. Section 5.01 of the Original Indenture is hereby amended to read in its entirety as follows:

            SECTION 5.01.  INTENTIONALLY OMITTED.

      Section 1.21. Section 5.02 of the Original Indenture. Section 5.02 of the Original Indenture is hereby amended to read in its entirety as follows:

            SECTION 5.02.  SUCCESSOR CORP0RATION SUBSTITUTED.

                  Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Senior Discount Notes except in the case of a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company's assets to a corporation, partnership, limited liability company or other legal entity that (i) is organized or existing under the laws of the United States, any state thereof or the District of Columbia, and
            (ii) assumes all of the obligations of the Company under the Registration Rights Agreement, the Senior Discount Notes, the Pledge Agreement and this Indenture pursuant to supplemental agreements in a form reasonably satisfactory to the Trustee.

      Section 1.22.     Section 6.01 of the Original Indenture.
                        --------------------------------------

      (a) Section 6.01(c) of the Original Indenture is hereby amended to read in its entirety as follows:

                  (c)   [intentionally omitted];

      (b) Section 6.01(d) of the Original Indenture is hereby amended to read in its entirety as follows:

                  (d) failure by the Company for 30 days after notice to comply with any of its other agreements in (i) this Indenture, (ii) the Senior Discount Notes or (iii) the Pledge Agreement (but only prior to the termination thereof);

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

      (c) Section 6.01(e) of the Original Indenture is hereby amended to read in its entirety as follows:

                  (e)   [intentionally omitted];

      (d) Section 6.01(f) of the Original Indenture is hereby amended to read in its entirety as follows:

                  (f)   [intentionally omitted];

      (e) Section 6.01(g) of the Original Indenture is hereby amended to read in its entirety as follows:

                  (g)   [intentionally omitted];

      (f) Section 6.01(h) of the Original Indenture is hereby amended to read in its entirety as follows:

                  (h) the Company, pursuant to or within the meaning of Bankruptcy Law:

                        (i) commences a voluntary case,

                        (ii) consents to the entry of an order for relief against it in an involuntary case,

                        (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

                        (iv) makes a general assignment for the benefit of its creditors, or

                        (v) generally is not paying its debts as they become due; or

      (g) Section 6.01(i) of the Original Indenture is hereby amended to read in its entirety as follows:

                  (i) a court of competent jurisdiction enters an order or
            decree under any Bankruptcy Law that:

                        (i) is for relief against the Company,

                        (ii) appoints a custodian of the Company or for all or substantially all of the property of the Company, or

                        (iii) orders the liquidation of the Company,

            and such order or decree remains unstayed and in effect for a period of sixty (60) consecutive days.

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      Section 1.23. Section 7.07 of the Original Indenture. Section 7.07 of the
Original Indenture is hereby amended to read in its entirety as follows:

            SECTION 7.07.  COMPENSATION AND INDEMNITY.

                  The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and the Collateral Documents and services in accordance with any provision of this Indenture or any Collateral Document as the parties shall agree from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services in accordance with any provision of this Indenture or any Collateral Document. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and under the Collateral Documents, including the costs and expenses of enforcing this Indenture and the Collateral Documents against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or resulting from modifications contained in any amendment or supplement hereto, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and any amendment or supplement to this Indenture.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Senior Discount Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Senior Discount Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

                  When the Trustee incurs expenses or renders services after an
            Event of Default specified in Section 6.01(i) or (j) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

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

                  The  Trustee  shall  comply  with the  provisions  of TIA ss.
            313(b)(2) to the extent applicable.

      Section 1.24. ARTICLE 8 of the Original Indenture. Article 8 of the Original Indenture is hereby amended to read in its entirety as follows:

                                    ARTICLE 8

                                LEGAL DEFEASANCE

            SECTION 8.01.  OPTION TO EFFECT LEGAL DEFEASANCE.

                  The Company may, at the option of its Board of Directors
            evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have Section 8.02 hereof be applied to all outstanding Senior Discount Notes upon compliance with the conditions set forth below in this Article Eight.

            SECTION 8.02.  LEGAL DEFEASANCE AND DISCHARGE.

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Senior Discount Notes, and any Collateral Documents to which it is a party, on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Senior Discount Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of
            Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Senior Discount Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Senior Discount Notes to receive payments in respect of the principal amount at maturity or Accreted Value (as applicable) of, and premium, if any, interest and Liquidated Damages, if any, on such Senior Discount Notes when such payments are due from the trust described in Section 8.04 hereof, as more fully set forth in such Section, (b) the Company's obligations with respect to the Senior Discount Notes concerning issuing temporary Senior Discount Notes, registration of Senior Discount Notes, mutilated, destroyed, lost or stolen Senior Discount Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (d) this Article Eight.

            SECTION 8.03.  INTENTIONALLY OMITTED.

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

            SECTION 8.04.  CONDITIONS TO LEGAL DEFEASANCE.

                  The following shall be the conditions to the application of
            Section 8.02 hereof to the outstanding Senior Discount Notes:

                  In order to exercise Legal Defeasance:

                  (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Senior Discount Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal amount at maturity of or Accreted Value (as applicable), premium, if any, interest and Liquidated Damages, if any, on the outstanding Senior Discount Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Senior Discount Notes are being defeased to maturity or to a particular redemption date;

                  (ii) the Company shall have delivered to the Trustee an
            opinion of counsel in the United States confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Senior Discount Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (iii) [intentionally omitted];

                  (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

                  (v) such Legal Defeasance will not result in a breach or
            violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                  (vii) the Company must deliver to the Trustee an Officers'
            Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of

            Senior Discount Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

                  (viii) the Company must deliver to the Trustee an Officers'
            Certificate and an opinion of counsel, each stating that all conditions precedent provided for under this Indenture relating to the Legal Defeasance have been complied with.

            SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

                  Subject to Section 8.06 hereof, all money and non-callable
            Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section
            8.04 hereof in respect of the outstanding Senior Discount Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Discount Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent), to the Holders of such Senior Discount Notes of all sums due and to become due thereon in respect of principal, premium, if any, interest and Liquidated Damages, if any, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section
            8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Senior Discount Notes.

                  Anything in this Article Eight to the contrary
            notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section
            8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance.

            SECTION 8.06.  REPAYMENT TO COMPANY.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premiums, if any, interest on, and Liquidated Damages on, if any, any Senior Discount Note and remaining unclaimed for two years after such principal, premiums, if any, interest, and Liquidated Damages, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Senior Discount Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

            SECTION 8.07.  REINSTATEMENT.

                  If the Trustee or Paying Agent is unable to apply any United
            States dollars or non-callable Government Securities in accordance with Section 8.02 hereof by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Senior Discount Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section
            8.02 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 hereof; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Senior Discount Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Senior Discount Notes to receive such payment from the money held by the Trustee or Paying Agent.

            SECTION 8.09.  SENIOR DISCOUNT NOTE COLLATERAL.

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to Section 8.02 hereof, any Collateral at the time securing all or any part of the Obligations, except the funds in the trust funds described in Section 8.04 hereof, shall be released pursuant to Section 10.03 hereof.

      Section 1.25.     Section 10.03 of the Original Indenture.
                        ---------------------------------------

      (a) Section 10.03(a) of the Original Indenture is hereby amended to read in its entirety as follows:

                  (a) Subject to subsections (b), (c) and (d) of this Section
            10.03, Collateral may be released in whole or in part from the Lien and security interest created by the Collateral Documents (and any one or more of the Collateral Documents, other than this Indenture, may be discharged and terminated) at any time or from time to time in accordance with the provisions of the applicable Collateral Documents or with the consent of the Holders of at least a majority in aggregate principal amount at maturity of the Senior Discount Notes then outstanding. Upon the request of the Company pursuant to an Officers' Certificate certifying (i) that no Event of Default has occurred and is continuing, and (ii) either (A) that all conditions precedent to the release of such Collateral from the Lien created under each Security Document from which such release is requested, as set forth in each such Security Document, have been, or simultaneously with or immediately following such release will be, satisfied, and, if termination and discharge of any Collateral Document is requested, that all conditions precedent to such termination and discharge, as set forth in such Collateral Document for which termination and discharge is requested, have been, or simultaneously with or immediately following such termination and discharge will be, satisfied, or (B) that the Holders of at least a majority in aggregate principal amount at maturity of the Senior Discount Notes then outstanding have consented to the release of such Collateral and/or to the termination and discharge of such Collateral Document, the Collateral Agent shall, at the sole cost and expense of the Company, (1) release the Collateral that is requested by the Company to be released from the Lien and security interest created by the Collateral Documents, and (2) terminate and discharge any Collateral Document, other than this Indenture, that is requested by the Company to be terminated and discharged. Upon receipt of such Officers' Certificate, the Collateral Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, discharge, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to the terms of this Indenture or the Collateral Documents and the termination and discharge of any Collateral Document permitted to be terminated and discharged pursuant to the terms of this Indenture or such Collateral Document.

      (b) Section 10.03(b) of the Original Indenture is hereby amended to read in its entirety as follows:

                  (b) No Collateral shall be released from the Lien and security interest created by the Collateral Documents pursuant to the provisions of the Collateral Documents or this Indenture unless there shall have been delivered to the Collateral Agent the Officers' Certificate required by Section 10.03(a) and, if and to the extent applicable, any certificate or opinion referenced in
            Section 10.03(d) or Section 10.04.

      (c) Section 10.03(c) of the Original Indenture is hereby amended to read in its entirety as follows:

                  (c) No Collateral shall be released from the Lien and security interest created by the Collateral Documents pursuant to the provisions of the Collateral Documents or this Indenture at any time when an Event of Default shall have occurred and be continuing.

      (d) Section 10.03(d) of the Original Indenture is hereby amended to read in its entirety as follows:

                  (d) To the extent applicable, the Company shall cause TIA ss.
            313(b), relating to reports, and TIA ss. 314(d), relating to the release of property or securities from the Lien and security interest of the Collateral Documents or this Indenture and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Collateral Documents or this Indenture, to be complied with. Any certificate or opinion required by TIA ss. 314(d) may be made by an Officer of the Company except in cases where TIA ss. 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected by the Company in the exercise of reasonable care.

      (e) Section 10.03 of the Original Indenture is hereby amended to add a new subsection (e) immediately following Section 10.03(d) to read in its entirety as follows:

                  (e) Any release of Collateral, and any termination and
            discharge of any Collateral Document, made in compliance with the provisions of this Section 10.03 will not, and shall be deemed not to, impair the security under this Indenture in contravention of the provisions of this Indenture.

      Section 1.26. Section 10.04 of the Original Indenture. Section 10.04 of the Original Indenture is hereby amended to read in its entirety as follows:

            SECTION 10.04.  CERTIFICATES OF THE COMPANY.

                  The Company shall furnish to the Trustee, prior to each
            proposed release of Collateral from the Lien and security interest of the Collateral Documents or this Indenture, and prior to each proposed termination and discharge of any Collateral Document, (i) all documents required by TIA ss. 314(d) and (ii) an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA ss. 314(d). The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

      Section 1.27. Section 10.05 of the Original Indenture. Section 10.05 of the Original Indenture is hereby amended to read in its entirety as follows:

            SECTION 10.05.  CERTIFICATES OF THE TRUSTEE.

                  In the event that the Company wishes to release Collateral from the Lien and security interest of the Collateral Documents or this Indenture and has delivered the certificates and documents required by the Collateral Documents and Sections 10.03 and 10.04 hereof, the Trustee shall determine whether it has received all documentation required by TIA ss. 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 10.04(ii), shall deliver a certificate to the Collateral Agent setting forth such determination.

      Section 1.28. Section 11.02 of the Original Indenture. Section 11.02 of the Original Indenture is hereby amended to read in its entirety as follows:

            SECTION 11.02.  NOTICES.

                  Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                  If to the Company:

                  SF Holdings Group, Inc.
                  115 Stevens Avenue
                  Valhalla, New York 10595
                  Telecopier No.: (914) 747-9293
                  Attention:  Harvey L. Friedman

                  With a copy to:

                  Kramer, Levin, Naftalis & Frankel
                  919 Third Avenue
                  New York, NY 10022
                  Telecopier No.:  (212) 715-8000
                  Attention:  Michael S. Nelson

                  If to the Trustee:

                  The Bank of New York
                  5 Penn Plaza, 13th Floor
                  New York, NY  10001
                  Telecopier No.:  (212) 328-7629
                  Attention:  Corporate Trust Administrator

                  The Company or the Trustee, by notice to the others may
            designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to
            Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Holder shall be mailed by first class mail to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

      Section 1.29. Exhibits B, C and D to the Original Indenture. Each of Exhibits B, C and D to the Original Indenture is hereby amended to change the address of The Bank of New York, in each instance in which it is set forth therein, from "101 Barclay Street, 21 West New York, New York 10286" to "5 Penn Plaza, 13th Floor, New York, New York 10001."

                                   ARTICLE II

                   AMENDMENTS TO SENIOR SECURED DISCOUNT NOTES

      Section 2.01.  Senior Secured Discount Notes--Global Reference Changes.
                     -------------------------------------------------------

      (a) All references to the term "Series A Senior Secured Discount Note" shall be amended to "Series A Senior Discount Note", and all references to the term "Series A Senior Secured Discount Notes" shall be amended to "Series A Senior Discount Notes".

      (b) All references to the term "Series B Senior Secured Discount Note" shall be amended to "Series B Senior Discount Note", and all references to the term "Series B Senior Secured Discount Notes" shall be amended to "Series B Senior Discount Notes".

      (c) All references to the term "Senior Secured Discount Note" shall be amended to "Senior Discount Note", and all references to the term "Senior Secured Discount Notes" shall be amended to "Senior Discount Notes".

      Section 2.02. Paragraph 4 of the Senior Secured Discount Notes. Paragraph 4 of each Senior Secured Discount Note, whether heretofore issued pursuant to the Original Indenture or hereafter issued pursuant to the Indenture, is hereby amended by adding a new sentence to be inserted at the end of Paragraph 4 of each Senior Secured Discount Note, as follows:

            Reference is made to the provisions of the Indenture and the Collateral Documents, including, without limitation, the provisions of Article 10 of the Indenture, governing and setting forth the terms and conditions on which the Company is entitled, at any time and from time to time, to have all or any portion of the Collateral released from the Lien and security interest of the Collateral Documents and the Indenture and to have any one or more of the Collateral Documents, other than the Indenture, terminated and discharged.

      Section 2.03. Paragraph 5 of the Senior Secured Discount Notes.. Paragraph 5 of each Senior Secured Discount Note, whether heretofore issued pursuant to the Original Indenture or hereafter issued pursuant to the Indenture, is hereby amended to read in its entirety as follows:

            5.  OPTIONAL REDEMPTION.

                  The Senior Discount Notes shall not be redeemable at the
            Company's option prior to March 15, 2003. Thereafter, the Senior Discount Notes shall be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

                        Year                   Percentage
                        ----                   ----------

                        2003                    106.375%
                        2004                    104.250%
                        2005                    102.125%
                        2006 and thereafter     100.000%

      Section 2.04. Paragraph 7 of the Senior Secured Discount Notes.. Paragraph 7 of each Senior Secured Discount Note, whether heretofore issued pursuant to the Original Indenture or hereafter issued pursuant to the Indenture, is hereby amended to read in its entirety as follows:

            7.  INTENTIONALLY OMITTED.

      Section 2.05. Paragraph 12 of the Senior Secured Discount Notes.. The first sentence of Paragraph 12 of each Senior Secured Discount Note, whether heretofore issued pursuant to the Original Indenture or hereafter issued pursuant to the Indenture, is hereby amended to read in its entirety as follows:

                  12. DEFAULTS AND REMEDIES. Events of Default include: (i)
            default for 30 days in the payment when due of interest on the Senior Discount Notes; (ii) default in payment when due of the principal of or premium, or Liquidated Damages, if any, on the Senior Discount Notes; (iii) [intentionally omitted]; (iv) failure by the Company for 30 days after notice to comply with any of its other agreements in the Indenture, the Senior Discount Notes or the Pledge Agreement (but only prior to the termination thereof); (v) intentionally omitted]; (vi) [intentionally omitted]; and (vii) certain events of bankruptcy or insolvency with respect to the Company. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the then outstanding Senior Discount Notes may declare all the Senior Discount Notes to be due and payable.

      Section 2.06. Form of Option of Holder to Elect Purchase contained in the Senior Secured Discount Notes. Each Senior Secured Discount Note, whether heretofore issued pursuant to the Original Indenture or hereafter issued pursuant to the Indenture, is hereby amended to delete the form of Option of Holder to Elect Purchase therefrom in its entirety .

                                   ARTICLE III

                              CONFORMING AMENDMENTS

      Section 3.01. As to Deletions All references in the Original Indenture and the Senior Secured Discount Notes to the Articles, Sections, subsections and definitions of the Original Indenture and/or the Senior Secured Discount Notes deleted pursuant to Article I and/or Article II of this First Supplemental Indenture are hereby deleted.

                                   ARTICLE IV

                               GENERAL PROVISIONS

      Section 4.01. Effectiveness and Operativeness. The provisions of this First Supplemental Indenture shall become effective, and the amendments provided for in Articles I, II and II of this First Supplemental Indenture shall be operative, immediately upon the execution and delivery by the Trustee of this First Supplemental Indenture.

      Section 4.02. Ratification of Indenture. The Original Indenture is in all respects acknowledged, ratified and confirmed, and shall continue in full force and effect in accordance with the terms thereof and as supplemented by this First Supplemental Indenture. The Original Indenture and this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

      Section 4.03. Certificate and Opinion as to Conditions Precedent. Simultaneously with and as a condition to the execution of this First Supplemental Indenture, the Company is delivering to the Trustee:

            (a) an Officers' Certificate in the form attached hereto as Exhibit A; and

            (b) an Opinion of Counsel covering the matters described in Exhibit B attached hereto.

      Section 4.04. Effect of Headings. The Article and Section headings in this First Supplemental Indenture are for convenience only and shall not affect the construction of this First Supplemental Indenture.

      Section 4.05. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS, OTHER THAN GENERAL OBLIGATION LAW SECTIONS 5-1401 AND 5-1402.

      Section 4.06. Multiple Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      Section 4.07. Trustee's Disclaimer. The recitals contained in this First Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity, enforceability or sufficiency of this First Supplemental Indenture.

      Section 4.08. Successors and Assigns. All agreements of the Company in this First Supplemental Indenture shall bind its successors and assigns. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors and assigns.

      [Remainder of Page Left Blank Intentionally; Signature Page Follows]

      IN WITNESS WHEREOF, the parties to this First Supplemental Indenture have caused the Supplemental Indenture to be duly executed as of day and year first above written.


                                    SF HOLDINGS GROUP, INC.



Attest: /s/ Dennis Mehiel                 By: /s/ Hans H. Heinsen
        ------------------                    -----------------------
        Dennis Mehiel,                        Hans H. Heinsen,
        Chairman                              Senior Vice President


                                    THE BANK OF NEW YORK,
                                    as Trustee



                                    By: /s/ Julie Salovitch-Miller
                                        -----------------------------
                                        Julie Salovitch-Miller,
                                        Vice President

                                    EXHIBIT A


                             SF HOLDINGS GROUP, INC.

                              OFFICERS' CERTIFICATE

      The undersigned, _______________, _________________, and
______________________, ________________________, of SF Holdings Group, Inc., a
Delaware corporation (the "Company"), do hereby certify, pursuant to Section ____ of that certain First Supplemental Indenture, dated as of January ___, 2002 (the "Supplemental Indenture"), by and between the Company and The Bank of New York, as Trustee (the "Trustee"), and Section ___ of that certain Indenture, dated as of March 12, 1998, as amended, by and between the Company and the Trustee, as follows (capitalized terms herein being used with the meanings assigned to them in the Supplemental Indenture, unless otherwise defined herein):

      1. The undersigned have read Section 9.02 of the Original Indenture.

      2. The Company has received consents ("Consents") from the Holders of at least two-thirds in aggregate principal amount at maturity of the Senior Secured Discount Notes outstanding to the Proposed Amendments.

      3. In our opinion, we have made such examination and investigation as is necessary to enable us to express an informed opinion as to whether or not the conditions precedent in the Original Indenture requiring compliance by the Company prior to or concurrently with the execution and delivery by the Company of the Supplemental Indenture have been complied with.

      4. In our opinion, each of the conditions precedent in the Indenture requiring compliance by the Company prior to or concurrently with the execution and delivery by the Company of the Supplemental Indenture have been complied with, and the Trustee is authorized or permitted, pursuant to Section 9.02 of the Original Indenture, to execute the Supplemental Indenture.

      IN WITNESS WHEREOF, the undersigned have executed this Certificate as of January ___, 2002.


                               ______________, _______________________  of
                               SF Holdings Group, Inc.



                               ______________, _______________________  of
                               SF Holdings Group, Inc.

                                    EXHIBIT B


          Matters to be Covered by Opinion of Counsel to the Company
          ----------------------------------------------------------


      1. The Supplemental Indenture has been duly authorized, executed and delivered by the Company.

      2. Each of the conditions precedent in the Indenture requiring compliance by the Company prior to or concurrently with the execution and delivery by the Company of the Supplemental Indenture has been complied with by the Company, and the Trustee is authorized or permitted, pursuant to Section 9.02 of the Original Indenture, to execute the Supplemental Indenture.